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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

     We consent to the following appearing in this Current Report on Form 8-K of Medaphis Corporation dated June 29, 1996:

     - To the incorportaion by reference in the Registration Statement No. 333-1800 of Medaphis Corporation on Form S-4 of our report dated June 29, 1996, relating to the supplemental consolidated financial statements of Medaphis Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995; and

     - To the incorporation by reference in Registration Statements Nos. 33-46847, 33-64952, 33-67752, 33-71556, 33-88442, 33-88444, 33-90876,
       33-90874, 33-95742, 33-95746, 33-95748, 333-03213, 333-07201, 333-07203
       and 333-07627 of Medaphis Corporation on Form S-8 of our report dated June 29, 1996 relating to the supplemental consolidated financial statements of Medaphis Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 8, 1996